CONSENT


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nitches, Inc. (formerly Beeba's Creations, Inc) of our report dated October 31, 1996, appearing in the Annual Report on Form 10-K of Nitches, Inc. for the year ended August 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



\s\ DELOITTE & TOUCHE LLP

San Diego, California
January 7, 1998



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